UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2025

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

1875 Campus Commons Drive, Suite 305
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement
On March 31, 2025, Vertex Aerospace Intermediate LLC, a Delaware limited liability company (“Holdings”), and Vertex Aerospace Services LLC, a Delaware limited liability company (the “Borrower”), an indirect, wholly owned subsidiary of V2X, Inc., and certain wholly-owned subsidiaries of the Borrower party thereto entered into Amendment No. 1 to Credit Agreement, dated as of March 31, 2025 (the “Amendment”), with Bank of America, N.A. , as administrative agent, collateral agent, swingline lender and L/C issuer, and the other financial institutions and lenders party thereto, which amended the Credit Agreement, originally dated as of February 28, 2023, by and among the Borrower, Holdings, Bank of America, N.A., as administrative agent, collateral agent, swingline lender and L/C issuer, and the other financial institutions party thereto from time to time (as amended prior to March 31, 2025, the “Credit Agreement”).

The Amendment provides for, among other things, a new tranche of term loans under the Credit Agreement in an aggregate original principal amount of $237,500,000.00 (the “New Term Loans”), which New Term Loans replace or refinance in full all of the existing term loans outstanding under the Credit Agreement (as in effect immediately prior to the Amendment), as further set forth in the Amendment. The Amendment further provides for a new tranche of revolving credit commitments under the Credit Agreement in an aggregate original principal amount of $500,000,000.00 (the “New Revolving Credit Commitments”), which New Revolving Credit Commitments replace or refinance in full all of the existing revolving credit loans and commitments outstanding under the Credit Agreement (as in effect immediately prior to the Amendment), as further set forth in the Amendment. The New Term Loans and the New Revolving Credit Commitments mature on March 31, 2030. The New Term Loans and the loans under the New Revolving Credit Commitments shall initially bear interest at a rate per annum equal to (x) the Secured Overnight Financing Rate ("SOFR") plus a margin of 2.00% per annum (subject to a SOFR floor of 0.00%) or (y) a base rate (which will be the highest of (i) the prime rate, (ii) 0.5% per annum above the federal funds effective rate and (iii) one-month SOFR plus 1.00% per annum) plus a margin of 1.00% per annum. The New Term Loans are subject to quarterly amortization in an amount of 2.5% per annum, increasing to 5.0% per annum, commencing with the fiscal quarter ending June 30, 2027. Voluntary prepayments of the New Term Loan are permitted, in whole or in part, with prior notice, without premium or penalty (except SOFR breakage costs).

This summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference, insofar as it relates to the information required to be disclosed under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

10.1
Amendment No. 1 to Credit Agreement, dated as of March 31, 2025, by and among Vertex Aerospace Intermediate LLC, Vertex Aerospace Services LLC, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2025	V2X, INC.

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary